UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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☒ Preliminary Information Statement
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☐ Definitive Information Statement

WINWIN GAMING, INC.
(Name of Registrant as Specified In Its Charter)

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WINWIN GAMING, INC.

8687 West Sahara
Suite 201
Las Vegas, Nevada 89117

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.

This Information Statement is first being mailed on or about June 26, 2006 to the holders of record of the common stock of WinWin Gaming, Inc. (“WinWin” or the “Company”), as of the close of business on June 15, 2006 (the “Record Date”) under Rule 14c-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This Information Statement relates to a written consent, dated June 15, 2006 (the “Written Consent”), of stockholders of the Company, owning an aggregate of 31,432,994of the outstanding shares of Common Stock of the Company, constituting approximately 50.18% of the outstanding shares of capital stock of the Company as of the Record Date (the “Majority Stockholders”).

The Written Consent authorized, effective upon the twentieth day following the mailing of this Information Statement to the Stockholders of the Company, the amendment and restatement of the Company’s Certificate of Incorporation (the “Amendment”) to:

1.      increase the number of authorized shares of WinWin’s capital stock from 310,000,000 to 810,000,000;

2.      create a new series of preferred stock to be designated as “series A preferred stock” and set forth the rights, preferences and privileges of such stock; and

3.      establish a purchase option and redemption right relating to WinWin’s common stock, including any common stock outstanding prior to the filing of the Amendment.

The Written Consent constitutes the consent of a majority of the total number of shares of outstanding common stock and is sufficient under the Delaware General Corporation Law and the Company’s Bylaws to approve the Amendment. Accordingly, the Amendment will not be submitted to the Company’s other stockholders for a vote. A copy of the Amendment and the Written Consent are attached to this Information Statement as Appendix A and Appendix B, respectively.

This is not a notice of a meeting of stockholders and no stockholders meeting will be held to consider the matters described herein. This Information Statement is being furnished to you solely for the purpose of informing stockholders of the matters described herein pursuant to Section 14(c) of the Exchange Act and the regulations promulgated thereunder, including Regulation 14C. This Information Statement also constitutes notice under Section 228 of the Delaware General Corporation Law of the action taken by Written Consent.

By Order of the Board of Directors,

/s/ Patrick O. Rogers

Patrick O. Rogers
Chairman and CEO

GENERAL INFORMATION

This Information Statement is being first mailed on or about June 26, 2006, to stockholders of the Company by the board of directors to provide material information regarding corporate actions that have been approved by the Written Consent of the holders of a majority of the Company’s outstanding common stock.

Only one Information Statement is being delivered to two or more stockholders who share an address unless the Company has received contrary instruction from one or more of the stockholders. The Company will promptly deliver a separate copy of this Information Statement to a stockholder at a shared address to which a single copy of the document was delivered upon oral or written request to:

WinWin Gaming, Inc.
Attn: Secretary
8687 West Sahara, Suite 201
Las Vegas, Nevada 89117
Tel. (702) 212-4530

Stockholders may also address future requests for separate delivery of Information Statements and/or annual reports by contacting the Company at the address listed above.

AUTHORIZATION BY THE BOARD OF DIRECTORS AND THE MAJORITY STOCKHOLDERS

Under Section 228(a) of the Delaware General Corporation Law and the Company’s Bylaws, any action that can be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if the holders of outstanding stock having not less than the minimum number of votes that will be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted consent to such action in writing. Under Section 242 of the Delaware General Corporation Law and the Company’s Bylaws, the approval of the Amendment requires the affirmative vote or written consent of a majority of the issued and outstanding shares of Common Stock. Each stockholder is entitled to one vote per share held of record on any matter which may properly come before the stockholders.

As of the Record Date, the Company had 62,640,846 voting shares of common stock issued and outstanding of which a majority of such shares voting in favor of the action were required to pass the stockholder resolutions for the action described in this Information Statement.

On April 7, 2006, the board of directors unanimously adopted resolutions declaring the advisability of, and recommended that stockholders approve, the Amendment in the form as set forth in Appendix A. In connection with the adoption of these resolutions, the board of directors elected to seek the written consent of the holders of a majority of our outstanding shares in order to reduce associated costs and implement the proposals in a timely manner.

CONSENTING STOCKHOLDERS

On June 15, 2006, the following consenting stockholders, who constitute the “Majority Stockholders” and collectively own 50.18% of the outstanding common stock as of such Record Date, consented in writing to the proposed Amendment:

Consenting Stockholder	Number of Shares	% of total
Patrick Rogers	9,000,000	14.37%
Arthur Petrie	4,854,678	7.75%
John Gronvall	3,965,600	6.33%
Galt Funding, LLC	2,430,773	3.88%
Peter Pang	2,279,347	3.64%
MacDonald Senior Trust of 1987	2,000,000	3.19%
Van Wagoner Crossover Fund LP	2,000,000	3.19%
Cook Family Trust dated 09/16/91	1,942,647	3.10%
Hongsuk Lee	921,021	1.47%
Sung Lee	766,443	1.22%
Richard Shintaku	742,027	1.18%
Kenneth Bott	307,608	0.49%
Mark Galvin	150,850	0.24%
Dwight V. Call	72,000	0.11%
Total:	31,432,994	50.18%

Accordingly, the Company has obtained all necessary corporate approvals in connection with the Amendment. The Company is not seeking written consent from any other stockholders, and the other stockholders will not be given an opportunity to vote with respect to the actions described in this Information Statement. All necessary corporate approvals have been obtained, and this Information Statement is furnished solely for the purposes of:

•       advising stockholders of the action taken by written consent, as required by Delaware law; and

•       giving stockholders advance notice of the actions taken, as required by the Exchange Act.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information with respect to the beneficial ownership of our voting securities by (i) each person or group owning more than 5% of the Company’s securities, (ii) each director, (iii) each executive officer and (iv) all executive officers and directors as a group, as of June 15, 2006.

Name of Shareholder	Number of Shares		Percentage of Class (1)
Patrick O. Rogers	11,200,000	(2)	17.27%

Peter Pang	3,129,347	(3)	4.93%

Dwight V. Call	652,000	(4)	1.03%

Arthur Petrie	5,832,906	(5)	9.17%

John Gronvall	4,265,600	(6)	6.78%

Mark Galvin	410,000	(7)	*%

Monica Soares	11,200,000	(9)	17.27%

Directors and officers as a group (7 persons)	25,489,853	(2)-(9)	37.59%

*                    Less than one percent.

(1)             This table is based upon information supplied by executive officers, directors and principal stockholders and Schedules 13G filed with the Securities and Exchange Commission (“SEC”). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, WinWin believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 62,640,846 shares outstanding on June 15, 2006, adjusted as required by rules promulgated by the SEC. Unless otherwise indicated, the address of each of the individuals and entities listed in this table is c/o WinWin at the address on the first page of this Information Statement.

(2)             Consists of: (i) 8,250,000 shares beneficially owned by Mr. Rogers indirectly through the Rogers Living Trust; (ii) 500,000 shares beneficially owned by Mr. Rogers indirectly through the China Sue Trust; (iii) 250,000 shares beneficially owned by Mr. Rogers indirectly through PM Investments and (iv) options to purchase 2,200,000 shares of common stock (which includes options held by Monica Soares, Mr. Rogers’ wife, to purchase 300,000 shares of common stock)  Mr. Rogers disclaims beneficial ownership of the shares held by his wife, the Rogers Living Trust and the China Sue Trust.

(3)             Consists of: (i) 21,650 shares held by Mr. Pang indirectly through IPO Pang P.C.; (ii) 2,257,697 shares held by Mr. Pang indirectly through Landward International, Ltd.; (iii) 800,000 shares that may be acquired within 60 days after June 15, 2006 pursuant to outstanding stock options; and (iv) 50,000 shares that may be acquired pursuant to the exercise of outstanding warrants to purchase common stock held indirectly by Landward International, Ltd.

(4)             Consists of: (i)  72,000 shares held by Dr. Call; (ii) 430,000  shares that may be acquired within 60 days after June 15, 2006 pursuant to outstanding stock options; (iii) 50,000 shares that may be acquired within 60 days after June 15, 2006 pursuant to outstanding stock options held by Dr. Call’s wife; and (iv) 100,000 shares that may be acquired pursuant to the exercise of outstanding warrants.

(5)             Consists of: (i) 4,709,678 shares held by Mr. Petrie; (ii) 156,000 shares held jointly with John Gronvall indirectly through Players Club Partners, LLC; (iii) 67,000 shares held in a brokerage account on behalf of Mr. Petrie and his wife; (iv) 130,000 shares that may be acquired within 60 days after June 15, 2006 pursuant to outstanding stock options; and (v) 923,228 shares that may be acquired pursuant to the exercise of outstanding warrants, of which 150,000 are held jointly with John Gronvall by Players Club Partners, LLC.

(6)             Consists of: (i) 3,879,850 shares held by Mr. Gronvall indirectly through the John M. Gronvall Revocable Trust; (ii) 156,000 shares held jointly with Arthur Petrie indirectly through Players Club Partners, LLC; (iii) 7,750 shares held in a brokerage account on behalf of Mr. Gronvall; (iv) 100,000 shares that may be acquired within 60 days after June 15, 2006 pursuant to outstanding stock options; and (v) 275,000 shares that may be acquired pursuant to the exercise of outstanding warrants, of which 125,000 are held indirectly through the John M. Gronvall Revocable Trust and 150,000 are held jointly with Arthur Petrie indirectly through Players Club Partners, LLC.

(7)             Consists of: (i) 75,000 shares held by Mr. Galvin; (ii) 75,000 shares held indirectly through Camelot Consulting Services, LLC; (iii) 250,000 shares that may be acquired within 60 days after June 15, 2006 pursuant to outstanding stock options; and (iv) 10,000 shares that may be acquired pursuant to the exercise of outstanding warrants.

(8)             Consists of the 11,200,000 shares beneficially held by Ms. Soares’ husband, Patrick Rogers. See Note (2) above. Ms. Soares disclaims beneficial ownership of  the shares held by Mr. Rogers.

DESCRIPTION OF CAPITAL STOCK

The Company has the authority under its Certificate of Incorporation, as amended, to issue 300,000,000 shares of common stock, $.01 par value, of which there are 62,440,846 outstanding as of the Record Date, and 10,000,000 shares of blank check Preferred Stock, $0.01 par value, none of which are outstanding as of the Record Date.

APPROVAL OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

Introduction

The board of directors and the Majority Stockholders have approved the amendment and restatement of our Certificate of Incorporation, as currently in effect (referred to as the “Amendment”), to: (i) increase the number of authorized shares of WinWin’s common stock from 310,000,000 to 810,000,000; (ii) create a series of preferred stock to be designated as WinWin’s series A preferred stock and set forth the rights, preferences and privileges of such stock; and (iii) to establish a purchase option and redemption right relating to WinWin’s common stock, including any common stock outstanding prior to the filing of the Amendment.

Background

On September 30, 2005, WinWin entered into a joint venture agreement with Solidus Networks, Inc. (“PBT”). Pursuant to the joint venture agreement and a related note and security agreement, as subsequently amended, PBT loaned WinWin, $2.5 million. This loan will mature on September 30, 2006.

The Amended and Restated Joint Venture Agreement

The Closings and the Closing Conditions.

On April 14, 2006, WinWin entered into an Amended and Restated Joint Venture Agreement with PBT. The Amended and Restated Joint Venture Agreement amends and restates the original Joint Venture Agreement that was entered into between WinWin and PBT on September 30, 2005 (as so amended and restated, the “Joint Venture Agreement). Pursuant to the Joint Venture Agreement, WinWin agreed to sell to PBT, and PBT agreed to purchase from WinWin, up to a certain number of shares of WinWin’s series A preferred stock, as determined by the formula set forth in the Joint Venture Agreement, at a purchase price of $7.91 per share, and to be initially convertible into shares of common stock at a ratio of ten shares of common stock for each share of series A preferred stock (the “Private Placement”).

The Joint Venture Agreement contemplates two closings of the Private Placement. Each closing is subject to several closing conditions, which are described in more detail below. At the first closing, which is to occur on or before September 30, 2006, PBT is expected to acquire from WinWin such number of shares of series A preferred stock that will equal 19% of the outstanding common stock of WinWin on an as-converted-to-common basis as of immediately following the first closing. PBT may remit the purchase price for these shares by (i) canceling all the principal and accrued interest on the promissory note that evidences the $2.5 million loan described above, and (ii) issuing to WinWin shares of PBT’s series C preferred stock at a deemed value of $5.00 per share as payment against the balance of the purchase price.

The first closing is subject to the satisfaction or waiver of several closing conditions, including:

•       approval of the Joint Venture Agreement by PBT’s board of directors;

•       execution and delivery of an investment option agreement (as described below);

•       increase in the authorized number of WinWin’s board of directors to seven members, with at least two vacancies;

•       execution and delivery of a registration rights agreement (as described below);

•       execution and delivery of a sales representative agreement (as described below);

•       approval of the Amendment by the requisite stockholders of WinWin;

•       effective filing of the Amendment with the Secretary of State of the State of Delaware; and

•       satisfaction of other customary conditions, such as the accuracy of representations and warranties, performance of covenants, delivery of closing certificates and legal opinions, and the absence of any legal proceedings that question the validity of the transactions contemplated by the Joint Venture Agreement.

If the transactions contemplated by the first closing of the Private Placement are consummated, then at any time on or before April 14, 2007, PBT may, at its option, which is exercisable at PBT’s sole discretion, purchase in a second closing of the Private Placement such additional shares of WinWin’s series A preferred stock sufficient to increase PBT’s beneficial ownership interest in WinWin to thirty-five percent (35%) of WinWin’s then outstanding common stock on a fully-diluted, as-converted-to-common, basis. The consideration for the shares purchased by PBT in such second closing may take the form, at the option of PBT, of either cash, shares of PBT’s series C preferred stock at  a deemed value of $5.00 per share, or a combination of both.

The second closing of the Private Placement is also subject to the satisfaction or waiver of closing conditions, including those related to the accuracy of representations and warranties made by the parties, performance of covenants, delivery of closing certificates and legal opinions, and the absence of any legal proceedings that question the validity of the transactions contemplated by the Joint Venture Agreement.

Covenants

WinWin agreed to various covenants in the Joint Venture Agreement. Among other things, these covenants impose obligations on WinWin to make required filings under state and federal securities laws, to obtain the requisite stockholder vote to amend WinWin’s certificate of incorporation, to provide PBT with access to WinWin’s senior management, accountants, records and other documents, and to provide PBT with financial and other information regarding WinWin.

Other material covenants and obligations of WinWin under the Joint Venture Agreement include the following:

Board of Directors. At the request of PBT, WinWin’s board of directors must nominate two directors designated by PBT for election to the board of directors of WinWin, and during any period when PBT has the right to elect board members, but has not done so, WinWin must maintain at least two vacancies on its board of directors.

Cooperation. Until December 31, 2006, WinWin is obligated to provide PBT with the following:

•       A reasonable amount of selling support to assist in driving PBT’s biometric authentication and payment solutions into the Chinese video lottery terminal solution that is being prepared for rollout across China.

•       Introductions to senior government officials of China with whom WinWin has relationships for the purpose of promoting PBT solutions into other applications beyond video lottery terminals;

•       Support from WinWin’s general counsel in China for the purpose of making introductions and helping provide tactical and strategic guidance to PBT in connection with its entry into the China marketplace; and

•       Physical and logistical support for PBT’s entry into China, including providing access to WinWin’s distribution channels and making available, without charge, a limited amount of office space in Shanghai.

In addition, under the terms of the cooperation covenants, PBT is required to provide WinWin with reasonable support and assistance in promotional consideration and exposure of WinWin products, services and technologies. PBT is also required to provide WinWin with reasonable support and assistance in identifying sources of equity and debt financing and strategic partners and assistance with obtaining financing from such sources. PBT and WinWin have also agreed to use commercially reasonable efforts to identify and exploit opportunities for the benefit of both parties.

Financial Covenant. If at any time WinWin or its accountants determine that WinWin has a material weakness in its internal controls over financial reporting, WinWin must promptly provide notice of this determination to PBT and, upon the written request of PBT, remediate the material weakness within three months of such determination, provided that WinWin has available funds to do so (as defined in the Joint Venture Agreement)  or PBT agrees to reimburse WinWin for the reasonable costs of the remediation above specified levels.

Negative Pledge. WinWin has agreed not to sell, transfer, pledge or otherwise encumber its rights in the shares of PBT series C preferred stock that it may acquire pursuant to the terms of the Private Placement and the Joint Venture Agreement. WinWin is also obligated to maintain, preserve and defend its title to those PBT shares. This covenant expires on the date following an initial public offering of PBT on which any lockup or market stand-off restrictions applicable to the PBT shares held by WinWin expire.

Termination

The Joint Venture Agreement will terminate upon the mutual agreement of the parties. However, either party can terminate the agreement if (i) the first closing of the Private Placement does not occur on or before September 30, 2006, and (ii) the failure to close is not due to the failure of the terminating party to perform an obligation or satisfy a condition to the first closing.

Indemnification

The representations and warranties set forth in the Joint Venture Agreement expire one year following the closing at which the representations and warranties are made. Each party indemnifies the other party for inaccuracies in representations and warranties as of the date of the agreement and as of each closing date. Each party has the right to claw back the securities that it delivered to the other party under the Joint Venture Agreement that are sufficient to satisfy the damages that constitute the basis for the indemnification claim. Before PBT can make an indemnification claim to recover damages under the agreement, the extent of the damages must be at least $50,000 in the aggregate. Once the $50,000 threshold is achieved, then PBT would be able to seek indemnification for the entire amount of damages going back to the first dollar of damages. Each party’s maximum indemnification liability under the agreement is limited by the deemed value of the securities exchanged by that party under the agreement.

The Voting Agreement

On April 14, 2006, stockholders of WinWin holding approximately 40% of the issued and outstanding common stock of WinWin entered into a voting agreement. Under the terms of the voting agreement these stockholders agreed not to transfer, pledge, otherwise encumber or dispose of their stock. They also agreed to vote their shares in favor of the proposed Amendment. The voting agreement will terminate on the earlier to occur of: (i) the date that the Joint Venture Agreement terminates in accordance with its terms, or (ii) the date of the first closing of the Private Placement under the Joint Venture Agreement.

The Ancillary Agreements

As noted above, at the first closing of the Private Placement, WinWin will (a) duly approve and give effect to the Amendment, (b) enter into a registration rights agreement with PBT, (c) grant to PBT an investment option, and (d) enter into a sales representation agreement with PBT. Each of these agreements and instruments are described below.

The Amended and Restated Certificate of Incorporation

At or prior to the first closing, WinWin must approve the Amendment, pursuant to which its Certificate of Incorporation is amended and restated to, among other things, (i) increase the number of authorized shares of WinWin’s capital stock to 810,000,000 with 750,000,000 shares of authorized common stock and 60,000,000 shares of authorized preferred stock, (ii) create a series of preferred stock to be designated as WinWin’s series A preferred stock and set forth the rights, preferences and privileges of such stock, and (iii) establish a purchase option and redemption right relating to WinWin’s common stock, including any common stock outstanding prior to the filing of the Amendment.

Registration Rights Agreement

Under the terms of the form of registration rights agreement that would be entered into at the first closing of the Private Placement under the Joint Venture Agreement, upon the request of PBT, WinWin would become obligated to register under the Securities Act of 1933, as amended (the “Securities Act”), in up to two separate registrations, the common stock underlying the shares of series A preferred stock issued to PBT and any other shares of common stock issued to PBT under the Joint Venture Agreement. The registration rights agreement also gives PBT customary piggyback registration rights and the right to require WinWin to effect up to an additional two registrations if WinWin is eligible to use a Form S-3 registration statement. Under the registration rights agreement, PBT would also be granted a right of first offer to acquire any new securities that WinWin issues other than with respect to certain specified exempted issuances.

Investment Option Agreement

Under the terms of the form of investment option agreement that would be entered into at the first closing of the Private Placement, WinWin would grant to PBT an option to purchase for fair market value up to a number of shares of series A preferred stock that, together with other securities held by PBT at the time of exercise, will be sufficient to give PBT ownership of up to eighty percent (80%) of the outstanding common stock of WinWin on a fully-diluted basis. The purchase price under the investment option agreement is payable by PBT either in cash, freely tradable stock of PBT, or a combination of both. The fair market value purchase price will be determined either by agreement of the parties or, failing such agreement, by an appraisal procedure conducted at the time of PBT’s exercise of the option. The option is exercisable until the third anniversary of the first closing; provided, however, that the option would automatically terminate upon the closing of the sale of all or substantially all of the assets of PBT, or upon the closing of a merger, consolidation or similar transaction in which the stockholders of PBT as of immediately prior to the transaction do not own a majority of the voting power of the surviving company as of immediately following such transaction. The option is not assignable or transferable unless WinWin consents to any assignment or transfer.

Sales Representative Agreement

It is a condition to the first closing that the parties enter into a sales representative agreement that has terms and conditions substantially similar to those described in a term sheet that is an exhibit to the Amended and Restated Joint Venture Agreement. Those terms include the following:

•       PBT will appoint WinWin as a non-exclusive marketing partner in China.

•       WinWin, at its own expense, will use its best efforts to market PBT’s products in the specified markets.

•       WinWin would be entitled to a mutually agreeable fee based upon the revenues received from PBT customers that WinWin signs up.

REASONS FOR INCREASING THE AUTHORIZED SHARES OF COMMON STOCK

Purpose

The board of directors has approved the Amendment, pursuant to which the Company’s Certificate of Incorporation, as currently in effect, is amended and restated to, among other things, increase the number of authorized shares of WinWin’s capital stock from 310,000,000 to 810,000,000. Specifically, the Amendment would increase the number of authorized shares of common stock from 300,000,000 to 750,000,000 and the number of authorized shares of preferred stock from 10,000,000 to 60,000,000.

The Company’s Certificate of Incorporation, as currently in effect, only authorizes the issuance of 310,000,000 shares of capital stock, with 300,000,000 shares being common stock and the remaining 10,000,000 being preferred stock. Under the terms of the Joint Venture Agreement, assuming that all contemplated closings thereunder occur and that PBT exercises all of its rights under the Joint Venture Agreement and all related agreements to acquire WinWin series A preferred stock and thereafter converts such series A preferred stock into common stock, the number of shares of common stock to be issued to PBT would exceed the number of shares that the Company is currently authorized to issue.

Effects of An Increase in the Authorized Common Stock

In addition to having the requisite number of shares available for issuance to PBT pursuant to the Company’s commitments in the Joint Venture Agreement and related agreements, the Company desires to have additional shares of common stock available for issuance. Such uncommitted authorized but unissued shares of common stock may be issued from time to time to such persons and for such consideration as the board of directors may determine. Frequently, opportunities arise that require prompt action, and it is the belief of the board of directors that the delay necessitated for stockholder approval of a specific issuance could be to the detriment of the Company and its stockholders. The issuance of additional shares of common stock may, depending upon the circumstances under which these shares are issued, reduce stockholders’ equity per share and may reduce the percentage ownership of common stock by existing stockholders. Holders of the then outstanding shares of common stock may or may not be given the opportunity to vote upon the issuance of uncommitted shares of common stock that would become authorized by the Amendment, depending upon the nature of any such transactions, applicable law, the rules and policies of the Over the Counter Bulletin Board (“OTCBB”) or any other market which WinWin qualifies its common stock for trading, as the case may be, and the judgment of the board of directors regarding the submission of such issuance to a vote of stockholders.

When issued, the additional shares of common stock authorized by the Amendment will have the same rights and privileges as the shares of common stock currently authorized and outstanding. The Company’s  present stockholders have no preemptive rights to subscribe to newly issued shares of common stock authorized by the Amendment.

REASONS FOR ESTABLISHING THE SERIES A PREFERRED STOCK AND INCREASING THE AUTHORIZED SHARES OF PREFERRED STOCK

Purpose

The board of directors has approved the establishment of a new series of preferred stock designated the “Series A Preferred Stock” and allocated 60,000,000  shares  to such series, which constitutes the total increased authorized shares of preferred stock proposed under the Amendment. The designation of the Series A Preferred Stock and related increase of the authorized shares of preferred stock will permit WinWin to issue and sell to PBT shares of its Series A Preferred Stock under the Private Placement in accordance with the terms and conditions of the Joint Venture Agreement.

Features of the Series A Preferred Stock

The Series A Preferred Stock will have the rights, preferences and privileges set forth in the Amendment, which include the following:

•       The Series A Preferred Stock will rank senior to the common stock and any other series of preferred stock established by the board of directors with respect to dividend rights and rights on liquidation and winding up of the Company.

•       The Series A Preferred Stock is entitled to non-cumulative dividends, payable at a rate per annum equal to 8% of the original issue price for such stock, when and if declared by the board of directors of WinWin.

•       Holders of Series A Preferred Stock will be entitled to distributions upon a liquidation event (as defined in the Amendment) in the amount of the original issue price for such stock plus an additional amount equal to 8% of the original issue price per year and any declared, but unpaid dividends. A liquidation event includes (i) a sale, lease, transfer or other disposition of all or substantially all of the assets of the WinWin, and (ii) any acquisition of WinWin by another entity unless WinWin’s capital stock as constituted prior to the acquisition will, immediately after the acquisition, represent at least 50% of the voting power of the surviving entity.

•       The Series A Preferred Stock votes together with the common stock on an as-converted-to-common basis. The holders of the Series A Preferred Stock voting as a separate class are also entitled to elect two directors of WinWin.

•       As long as at least 85% of the shares of Series A Preferred Stock remain outstanding, the consent of the holders of a majority of such shares will be required for:

•        any alteration or change of the rights, preferences or privileges of the Series A Preferred Stock;

•        the creation of any new series of stock that is senior or on parity with the Series A Preferred Stock with respect to redemption, voting, dividends or distribution of assets upon a liquidation;

•        the creation of any new class of stock unless the shares of that new class of stock are subject to the purchase option and redemption rights of the certificate of incorporation;

•        the repurchase or redemption of any shares of common stock, except in specified instances;

•        any business combination or sale of a controlling interest by WinWin of any of its subsidiaries or the sale of all or substantially all of WinWin’s assets;

•        a voluntary dissolution or liquidation;

•        any amendment or waiver to the purchase option and redemption provisions of the Amendment;

•        any amendment or waiver of any provision of WinWin’s certificate of incorporation or bylaws relative to the Series A Preferred Stock or relating to an increase in the authorized number of shares of common stock;

•        The payment or declaration of any dividend or the making of any other distribution on any shares of common stock or preferred stock; or

•        The authorization or issuance of any additional shares of Series A Preferred Stock or equity securities convertible, directly or indirectly, into additional shares of Series A Preferred Stock.

Effects of  An Increase in the Authorized Preferred Stock

The Amendment designates 60,000,000 shares of preferred stock as Series A Preferred Stock. The Series A Preferred Stock is convertible, at any time, into shares of common stock at a ratio of 10 common shares for each share of Series A Preferred Stock, subject to adjustment for dilutive issuances. In addition, if certain warrants are exercised, then upon conversion of the Series A Preferred Stock additional shares of common stock would be issuable in an amount that is equal to 66% of each share issued upon exercise of those warrants. If all of the shares of Series A Preferred Stock are issued to PBT pursuant to the Joint Venture Agreement or otherwise, then the Company would need to reserve 600,000,000 shares of common stock for issuance upon conversion of the Series A Preferred Stock. Accordingly, the Amendment authorizes an increase in the number of authorized shares of common stock to 750,000,000, in order to accommodate for the total number of shares that the Company would be required to issue to PBT upon conversion of the Series A Preferred Stock if PBT acquires all of the authorized Series A Preferred Stock pursuant to the Joint Venture Agreement and related agreements, and to provide the Company with greater flexibility with respect to its capital structure for such purposes as additional equity financing and stock-based acquisitions that may occur in the future.

If PBT exercises all of its rights to acquire Series A Preferred Stock under the Joint Venture Agreement and related agreements, such issuances of Series A Preferred Stock, and any subsequent conversion of such shares to common stock will have a significant dilutive effect on the voting power of present stockholders and the Company’s future earnings per share. Moreover, the issuance of all or a significant portion of the authorized shares of Series A Preferred Stock to by PBT under the terms of the Joint Venture Agreement would give PBT a controlling interest in the Company and make the acquisition of a controlling interest in the Company by third parties difficult and discourage any such attempt. Under such circumstances, it may be more difficult for present stockholders to obtain a control premium for their shares.

REASONS FOR APPROVING THE
PURCHASE OPTION AND REDEMPTION RIGHT

The Purchase Option

The Amendment, when filed and effective, will grant to PBT, to the extent permitted by applicable law, an exclusive irrevocable purchase option to purchase any or all of the outstanding equity securities of the Company other than its outstanding series A preferred stock. The option must be exercised by PBT prior to the third anniversary of the date of the filing of the Amendment.

The exercise price for the option is determined by the mutual agreement of the Company and PBT at the time of exercise and failing any such agreement by way of an appraisal process asset forth in the Amendment. In no event will the aggregate valuation of the securities subject to the option be less than $20,000,000. This option is not assignable, except for assignments to the Company.

The Redemption Right

The Amendment will also include a redemption right in favor of the Company that is triggered by the holders of a majority in interest of the outstanding series A preferred stock. This redemption right would be exercised in lieu of PBT exercising the purchase option described above and is subject to PBT providing the funds necessary for the Company to acquire the shares subject to redemption. The redemption right expires on the third anniversary of the date of the filing of the Amendment. The redemption price is determined in the same manner as the option exercise price described above and is subject to the same minimum price provision.

EFFECTIVE DATE

The Amendment will become effective immediately upon the filing of a Certificate of Amendment with the Office of the Secretary of State of Delaware. The filing will be made at least 20 days after the date this Information Statement is first sent to stockholders.

ABSENCE OF DISSENTERS’ RIGHTS OF APPRAISAL

The approval by the Majority Stockholders of the Amendment does not provide any other stockholder of the Company any right to dissent and obtain appraisal of or payment for such stockholder’s shares under the Delaware General Corporation Law or the Company’s Certificate of Incorporation or Bylaws.

FORWARD LOOKING STATEMENTS

This Information Statement contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In making such statements, we must rely on estimates and assumptions drawn in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate under the circumstances. These estimates and assumptions are inherently subject to significant business, economic and competitive uncertainties, many of which are beyond our control. These uncertainties and contingencies can affect actual results and could cause actual results to differ materially from those expressed or implied in any forward-looking statements made by us, or on our behalf.  In particular, the words “expect,” “anticipate,” “estimate,” “may,” “will,” “should,” “intend,” “believe”, and similar expressions are intended to identify forward-looking statements. In light of the risks and uncertainties inherent in all forward-looking statements, you should not consider the inclusion of forward-looking statements in this report to be a representation by us or any other person that our objectives or plans will be achieved. Should any of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described in this report as anticipated, estimated or expected. We undertake no obligation to update our forward-looking statements to reflect events or circumstances after the date of this report or to reflect the occurrence of unanticipated events.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, or any associate thereof, or any other person has any interest, direct or indirect, by security holdings or otherwise, in the Amendment which is not shared by a majority of the stockholders of the Company.

ADDITIONAL INFORMATION

This Information Statement should be read in conjunction with certain reports that the Company previously filed with the SEC, including the following:

•       Annual Report on Form 10-KSB for the year ended December 31, 2005, filed with the SEC on  May 22, 2006; and

•       Quarterly Report on Form 10-QSB for the period ended March 31, 2006, filed with the SEC on April 17, 2006.

Copies of these reports are not included in this Information Statement but may be obtained from the SEC’s web site at “http://www.sec.gov.”  The Company will mail copies of its prior SEC reports to any stockholder upon written request.

MISCELLANEOUS

This Information Statement is being provided for informational purposes only, and does not relate to any meeting of stockholders. No vote or other action is being requested of the Company’s stockholders.

This Information Statement has been filed with the SEC and is available electronically on EDGAR at www.sec.gov.

SIGNATURE

Pursuant to the requirements of the Exchange Act, the Company has duly caused this Information Statement to be signed on its behalf by the undersigned hereunto authorized.

By Order of the Board of Directors

/s/ Patrick O. Rogers

Chief Executive Officer and President
Las Vegas, Nevada, June 15, 2006

Appendix A

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

WINWIN GAMING, INC.

WinWin Gaming, Inc. (hereinafter referred to as the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

1.             The current name of the Corporation is WinWin Gaming, Inc.

2.             The name under which the Corporation was originally incorporated is Lone Star Casino Corporation, and the date of filing of the original Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware is December 30, 1992.

3.             The provisions of the Certificate of Incorporation of the Corporation as heretofore amended and/or supplemented, and as herein amended, are hereby restated and integrated into the single instrument which is hereinafter set forth, and which is entitled the Amended and Restated Certificate of Incorporation of WinWin Gaming, Inc.

4.             The resolution setting forth the amendment and restatement has been duly approved by the stockholders of the Corporation in accordance with the provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware and is as follows:

RESOLVED, that the Certificate of Incorporation of the Corporation be, and hereby is, amended and restated in its entirety as follows:

FIRST:                The name of the corporation (hereinafter referred to as the “Corporation”) is WinWin Gaming, Inc.

SECOND:           The address of the Corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, 19801; and the name of the registered agent of the Corporation in the State of Delaware at such address is The Corporation Trust Company.

THIRD:               The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (hereinafter, the “DGCL”).

FOURTH:           The total number of shares of all classes of stock which the Corporation shall have authority to issue is (i) Seven Hundred Fifty Million (750,000,000) shares of common stock, $0.01 par value per share (“Common Stock”) and (ii) Sixty Million (60,000,000) shares of preferred stock, $0.01 par value per share (“Preferred Stock”).

The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

A.            Common Stock.

1.             General. The voting, dividend and liquidation rights of the holders of Common Stock are subject to and qualified by the rights of the holders of Preferred Stock of any series as may be designated by the Board of Directors upon any issuance of Preferred Stock of any series.

2.             Increase of Authorized Shares. Except as otherwise provided in this Article, the number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the DGCL.

3.             Voting. The holders of Common Stock are entitled to one vote for each share held at all meetings of stockholders (and written actions in lieu of meetings). There shall be no cumulative voting.

4.             Dividends. Dividends may be declared and paid on Common Stock from funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding Preferred Stock.

5.             Liquidation. Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders, subject to any preferential rights of any then outstanding Preferred Stock.

6.             Redemption. The Common Stock is redeemable in accordance with Article FIFTH, Section F, hereof.

B.            Preferred Stock.

Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation as hereinafter provided. Any shares of Preferred Stock which may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law or by the terms of any series of Preferred Stock. Different series of Preferred Stock shall not be construed to constitute different classes of shares for the purposes of voting by classes unless expressly provided.

Authority is hereby expressly granted to the Board of Directors from time to time to issue Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issue of the shares thereof, to determine and fix such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, special voting rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the DGCL. Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to Preferred Stock of any other series to the extent permitted by law. Except as otherwise specifically provided in this Amended and Restated Certificate of Incorporation, the by-laws of the Corporation or any agreement in existence from time-to-time among the stockholders of the Corporation and the Corporation, no vote of the holders of Preferred Stock or Common Stock shall be a prerequisite to the issuance of any shares of any series of Preferred Stock authorized by and complying with the conditions of this Amended and Restated Certificate of Incorporation, the right to have such vote being expressly waived by all present and future holders of the capital stock of the Corporation.

C.            Series A Preferred Stock.

A series of Preferred Stock consisting of Sixty Million (60,000,000) shares and having the following voting powers, designations, preferences and relative, participating, optional or other rights and the following qualifications, limitations and restrictions is hereby created from the authorized but unissued shares of the Preferred Stock.

1.             Designation.

The distinctive designation of such series is “Series A Preferred Stock” (hereinafter referred to as the “Series A Preferred Stock”).

2.             Rank.

The Series A Preferred Stock shall, with respect to dividend rights and rights on liquidation, winding up and dissolution, rank (a) prior to any other series of Preferred Stock hereafter established by the Board of Directors, and (b) prior to the Common Stock.

3.             Dividends.

The holders of the Series A Preferred Stock shall be entitled to receive, out of any funds legally available therefor, noncumulative dividends, payable at a rate per annum equal to 8% of the Series A Original Issue Price (as defined below), when and if declared by the Corporation’s Board of Directors. No dividends on the Common Stock shall be paid unless, in addition to the amount set forth in the previous sentence, the amount of such dividend on the Common Stock is also paid on the Series A Preferred Stock on an as-converted to Common Stock basis.

4.             Liquidation Preference.

Upon a Liquidation Event (as defined below), the holders of shares of Series A Preferred Stock are entitled to receive out of assets of the Corporation available for distribution to stockholders, before any distribution of assets is made to holders of Common Stock, liquidating distributions in the amount of [$7.91] per share (as equitably adjusted for any stock dividends, combinations, splits, recapitalizations or similar events with respect to such shares) (the “Series A Original Issue Price”), plus (i) an additional amount equal to eight percent (8%) of the Series A Original Issue Price per year, calculated based on the number of days elapsed prior to the Liquidation Event and (ii) any declared, but unpaid dividends (the amount payable to a holder of Series A Preferred Stock upon a Liquidation Event as aforesaid being referred to herein as the “Liquidation Preference”).

If upon a Liquidation Event, the Liquidation Preference and any amounts payable upon a Liquidation Event to other shares of stock of the Corporation ranking as to any such distribution on a parity with the Series A Preferred Stock are not paid in full, the holders of the Series A Preferred Stock and of such other shares will share ratably in any such distribution of assets of the Corporation in proportion to the full respective preferential amounts to which they are entitled.

For purposes of this Article FOURTH, a “Liquidation Event” is any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, and unless otherwise determined by the election of the holders of a majority of the then outstanding Series A Preferred Stock, shall be deemed to be occasioned by, or to include, (A) the acquisition of the Corporation by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger, consolidation, or other transaction in which control of the Corporation is transferred, but, excluding any merger effected exclusively for the purpose of changing the domicile of the Corporation) unless the Corporation’s capital stock of record as constituted immediately prior to such acquisition will, immediately after such acquisition represent at least 50% of the voting power of the surviving or acquiring entity or (B) a sale, lease, transfer or other disposition, in a single transaction or series of related transactions of all or substantially all of the assets and/or the intellectual property of the Corporation and its subsidiaries, taken as a whole.

5.             Voting Rights.

5.1          General. Except as may be otherwise provided herein or by law, the Series A Preferred Stock shall vote together with all other classes and series of stock of the Corporation as a single class on all actions to be taken by the stockholders of the Corporation. Each share of Series A Preferred Stock shall entitle the holder thereof to such number of votes per share on each such action as shall equal the number of shares of Common Stock (including fractions of a share) into which each share of Series A Preferred Stock is then convertible.

5.2          Board of Directors. The holders of the Series A Preferred Stock, voting as a separate series, shall be entitled to elect two directors of the Corporation (the “Series A Directors”). A vacancy in any directorship elected by the holders of the Series A Preferred Stock shall be filled only by vote or written consent of the holders of the

Series A Preferred Stock. Any Series A Director may be removed without cause by, and only by, the affirmative vote of the holders of a majority of the Series A Preferred Stock, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders. At any meeting held for the purpose of electing a Series A Director, the presence in person or by proxy of the holders of a majority of the outstanding shares of Series A Preferred Stock shall constitute a quorum for the purpose of electing such Series A Director.

5.3          Protective Provisions. So long as at least 85% of the shares of Series A Preferred Stock first issued to the original holders thereof remain outstanding (as adjusted for stock splits, distributions, combinations and similar events), except where the vote or written consent of the holders of a greater number of shares of the Corporation is required by law or the Certificate of Incorporation of the Corporation, and in addition to any other vote required by law or the Certificate of Incorporation of the Corporation, without the approval of the holders of a majority of the then outstanding Series A Preferred Stock, given in writing or by vote at a meeting, the Corporation will not, either directly or by amendment, merger, consolidation or otherwise:

(a)           Alter or change the rights, preferences or privileges of the Series A Preferred Stock;

(b)           Create (by reclassification or otherwise) any new class or series of shares having rights, preferences or privileges senior to or on a parity with the Series A Preferred Stock with respect to redemption, voting, dividends or distribution of assets upon a Liquidation Event;

(c)           Create (by reclassification or otherwise) any new class or series of shares unless such shares are subject to purchase by Solidus Networks, Inc. and repurchase by the Corporation pursuant to purchase and redemption options satisfactory to the holders of a majority of the outstanding shares of Series A Preferred Stock;

(d)           Repurchase or redeem any shares of Common Stock (other than the repurchase of unvested shares at cost upon the termination of employment or the provision of services pursuant to equity incentive agreements with employees or service providers giving the Corporation the right to repurchase such shares);

(e)           Effect, or consent to, a merger, other corporate reorganization, sale of controlling interest by the Corporation or any of its material subsidiaries, or any transaction in which all or substantially all of the assets of the Corporation or any of its material subsidiaries are sold;

(f)            Effect, or consent to,  a voluntary dissolution or liquidation of the Corporation or any of its material subsidiaries;

(g)           Amend or waive (or adopt any provision inconsistent with) Article FIFTH of the Corporation’s Amended and Restated Certificate of Incorporation;

(h)           Amend or waive any provision of the Corporation’s

Amended and Restated Certificate of Incorporation or Bylaws (i) relative to the Series A Preferred Stock or (ii) to increase the authorized number of shares of Common Stock;

(i)            Pay or declare any dividend or make any other distribution on any shares of Common Stock or Preferred Stock; or

(j)            Authorize or issue any additional shares of Series A Preferred Stock or any equity securities convertible, directly or indirectly, into additional shares of Series A Preferred Stock.

6.             Conversion Rights.

The holders of the Series A Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

6.1          Right to Convert. Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series A Original Issue Price by the Series A Conversion Price applicable to such share, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion. The initial conversion price per share for shares of Series A Preferred Stock (“Series A Conversion Price” ) shall be [$0.791]; provided, however, that the Series A Conversion Price shall be subject to adjustment as set forth in this Section 6.

6.2          Automatic Conversion. Each share of Series A Preferred Stock shall automatically be converted into shares of Common Stock at the respective Series A Conversion Price at the time in effect for such stock immediately upon the date specified by written consent or agreement of the holders of a majority of the then outstanding shares of the Series A Preferred Stock, voting as a separate class.

6.3          Mechanics of Conversion. Before any holder of Series A Preferred Stock shall be entitled to convert the same into shares of Common Stock, the holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for such Series A Preferred Stock, and shall give written notice to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred Stock to be converted, and the person or persons entitled to receive the shares of issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.

6.4          Fractional Shares. In lieu of any fractional shares to which the holder of Preferred Stock would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the Series A Conversion Price as then in effect. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of shares of all such series of Preferred Stock of each holder at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

6.5          Adjustment of Conversion Price. The Series A Conversion Price shall be subject to adjustment from time to time as follows:

(a)           Special Definitions. For purposes of this Section 6, the following definitions shall apply:

(i)”          Options” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

(ii)           “Original Issue Date” shall mean the date on which the first share of Series A Preferred Stock was first issued.

(iii)         “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities convertible into or exercisable or exchangeable, directly or indirectly, for Common Stock.

(iv)          “Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to Section 6.6, deemed to be issued) by the Corporation after the Original Issue Date, other than shares of Common Stock issued or issuable:

(A)          upon conversion of shares of Preferred Stock;

(B)          to officers, directors, employees and consultants of the Corporation pursuant to stock incentive plans, or other stock arrangements that have been approved by the Board of Directors of the Corporation including the Series A Directors;

(C)          pursuant to any event for which adjustment has already been made pursuant to Section 6.7;

(D)          as a dividend or distribution on the Corporation’s Common Stock or Preferred Stock, where an adjustment is made pursuant to Sections 6.9, 6.10 or 6.11;

(E)           upon the written consent of the holders of a majority of the Series A Preferred Stock that expressly states that such shares shall not constitute Additional

Shares of Common Stock;

(F)           upon the exercise of Options or conversion of any Convertible Securities outstanding as of the date hereof;

(G)          pursuant to a loan arrangement or debt financing from a bank, equipment lessor or similar financial institution approved by the Board of Directors, including the Series A Directors;

(H)          in connection with strategic transactions (but excluding any merger, consolidation, acquisition or similar business combination) that have been approved by the Board of Directors of the Corporation including the Series A Directors; or

(I)            pursuant to the provisions of Section 6.12 hereof.

6.6          Deemed Issue of Additional Shares of Common Stock. Except as provided in Section 6.5(a)(iv) above, in the event the Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that in any such case in which Additional Shares of Common Stock are deemed to be issued:

(a)           no further adjustment in the Series A Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

(b)           if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Corporation, or increase or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Series A Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities; and

(c)           upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Series A Conversion Price computed upon the Original Issue Date, and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

(i)            in the case of Convertible Securities or Options for Common Stock, the only Additional Shares of Common Stock issued were shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities, and the consideration received therefor was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Corporation upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged; and

(ii)           in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options and the consideration received by the Corporation for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Corporation upon the issue of the Convertible Securities with respect to which such Options were actually exercised.

6.7          Adjustment of Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event this Corporation shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 6.6) without consideration or for a consideration per share less than the Series A Conversion Price applicable on and immediately prior to such issue, then and in such event, the Series A Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying the Series A Conversion Price in effect on the date of and immediately prior to such issue by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue, including any Common Stock issuable pursuant to any then outstanding options, rights or warrants for Common Stock or any class or series of stock convertible into Common Stock (including but not limited to Preferred Stock), plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at the Series A Conversion Price in effect on the date of and immediately prior to such issue; and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue, including any Common Stock issuable pursuant to any then outstanding options, rights or warrants for Common Stock or any class or series of stock convertible into Common Stock (including but not limited to Preferred Stock) outstanding immediately prior to such issue, plus the number of such Additional Shares of Common Stock so issued.

6.8          Determination of Consideration. For purposes of this Section 6, the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

(a)           Cash and Property. Such consideration shall:

(i)            insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation excluding amounts paid or payable for accrued interest or accrued dividends;

(ii)           insofar as it consists of property other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

(iii)         in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (i) and (ii) above, as determined in good faith by the Board of Directors.

(b)           Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 6.6, relating to Options and Convertible Securities, shall be determined by dividing

(i)            the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such options for Convertible Securities and the conversion or exchange of such Convertible Securities by

(ii)           the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

6.9          Adjustments for Stock Dividends, Subdivisions, or Split-ups of Common Stock. If the number of shares of Common Stock outstanding at any time after the filing of this Amended and Restated Certificate of Incorporation is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock without a corresponding increase in the number of shares of Series A Preferred Stock outstanding, then, effective at the close of business upon the record date fixed for the determination of holders of Common Stock entitled to receive such stock dividend, subdivision or split-up, the Series A Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of Series A Preferred Stock shall be increased in proportion to such increase in outstanding shares of Common Stock.

6.10        Adjustments for Combinations of Common Stock. If the number of shares of Common Stock outstanding at any time after the filing of this Amended and Restated Certificate of Incorporation is decreased by a combination of the outstanding shares of Common Stock without a corresponding decrease in the number of shares of Series A Preferred Stock outstanding, then, effective at the close of business upon the record date of such combination, the Series A Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of Series A Preferred Stock shall be decreased in proportion to such decrease in outstanding shares of Common Stock.

6.11        Adjustments for Reorganizations, Reclassifications, etc. If the Common Stock issuable upon conversion of the Series A Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock or other securities or property, whether by reclassification, a merger or consolidation of this Corporation with or into any other  corporation or corporations, or a sale of all or substantially all of the assets of this Corporation (but only if such change is not in connection with an event that is deemed to be a Liquidation Event), or otherwise (other than a subdivision or combination of shares provided for in Section 6.9 or 6.10 above), the Series A Conversion Price then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted such that the Series A Preferred Stock shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock or securities or other property equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of the Series A Preferred Stock immediately before such event; and, in any such case, appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of the Series A Preferred Stock, to the end that the provisions set forth herein (including provisions with respect to changes in and other adjustments of the Series A Conversion Price) shall thereafter be applicable, as nearly as may be reasonable, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Series A Preferred Stock.

6.12        Special Adjustment for Issuance of Excluded Warrant Shares. Notwithstanding the provisions of Section 6.5(a)(iv)(F) hereof, if the Corporation issues shares of its Common Stock (“Excluded Warrant Shares”) upon the exercise of Excluded Warrants (as defined below), then for each Excluded Warrant Share issued, the Corporation shall issue to the holder of a share of Series A Preferred Stock upon conversion of such share, in addition to any other shares of Common Stock issuable hereunder as a result of such conversion, a number of shares of Common Stock equal to the number obtained by application of the following formula:  (M x WS)/ OP, where,

M = the multiple, which is 66%,

WS = the total number of Excluded Warrant Shares issued, and

OP = the total number of shares of Series A Preferred Stock outstanding.

For purposes of this Section 6.12, “Excluded Warrants” means (i) those warrants outstanding as of the filing date to purchase an aggregate of [•] shares(1) of Common Stock (as equitably adjusted for any stock dividends, combinations, splits, recapitalizations or similar events with respect to such shares), each of which has an exercise price of at least $_______ per share (as equitably adjusted for any stock dividends, combinations, splits, recapitalizations or similar events with respect to such shares) and (ii) that certain warrant issued by the Corporation pursuant to that certain Securities Purchase Agreement dated as of February 25, 2005, by and between the Corporation and the Van Wagoner Private Opportunities Fund L.P., as it may be amended from time to time.

6.13        Minimal Adjustments. No adjustment in the Series A Conversion Price need be made if such adjustment would result in a change in the Series A Conversion Price of less than $0.01. Any adjustment of less than $0.01 which is not made shall be carried forward and shall be made at the time of and together with any subsequent adjustment which, on a cumulative basis, amounts to an adjustment of $0.01 or more in the Series A Conversion Price, or upon conversion, whichever first occurs.

6.14        No Impairment. The Corporation will not through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by the Corporation pursuant to this Section 6, but will at all times in good faith assist in the carrying out of all the provisions of this Section 6 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of Preferred Stock against impairment. This provision shall not restrict the Corporation’s right to amend this Amended and Restated Certificate of Incorporation with the requisite stockholder consent or approval.

6.15        Notices of Record Date. In the event that the Corporation shall propose at any time:

(a)           to declare any dividend or distribution upon its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus;

(b)           to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights;

(c)           to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or

(d)           to merge or consolidate with or into any other corporation,

(1) Please confirm number and minimum exercise price of warrants that were excluded from the calculation of the 9/30/05 calculation used to determine the price per share of the Series A.

or sell all or substantially all its property or business, or to liquidate, dissolve or wind up;

then, in connection with each such event, the Corporation shall send to the holders of the Preferred Stock:

(i)            at least 20 days’ prior written notice of the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Common Stock shall be entitled thereto and the amount and character of such dividend, distribution or right) or for determining rights to vote in respect of the matters referred to in clause (c) or (d) above; and

(ii)           in the case of the matters referred to in clauses (c) or (d) above, at least 20 days’ prior written notice of the date when the same shall take place (and specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event or the record date for the determination of such holders if such record date is earlier).

Each such written notice shall be delivered personally or given by first class mail, postage prepaid, addressed to each holder of Preferred Stock at the address for each such holder as shown on the books of the Corporation.

6.16        Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of Preferred Stock such number of shares of its Common Stock as shall from time to time be sufficient to effect the conversion of all authorized shares of Preferred Stock, whether or not such shares are then outstanding; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all the authorized shares of Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, whether or not such shares are then outstanding, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

6.17        Status of Converted or Contributed Shares. In case any shares of Preferred Stock are converted into Common Stock pursuant to Section 6 hereof or contributed back to the Corporation (through repurchase or otherwise) after the date such shares of Preferred Stock were first issued, all such shares so converted or contributed shall, upon such conversion or contribution, be cancelled and shall not be issuable by the Corporation. The Corporation may from time to time take such appropriate corporate action as may be necessary to reduce accordingly the number of authorized shares of the Company’s Preferred Stock.

6.18        No Redemption by Corporation. The Series A Preferred Stock is not subject to redemption by the Corporation.

7.             Excluded Opportunities.

The Corporation renounces any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, any Excluded Opportunity. An “Excluded Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of, (i) any Series A Director who is not an employee of the Corporation or any of its subsidiaries, or (ii) any holder of Series A Preferred Stock or any partner, member, director, stockholder, employee or agent of any such holder, other than someone who is an employee of the Corporation or any of its subsidiaries (collectively, “Covered Persons”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and solely in such Covered Person’s capacity as a director of the Corporation.

FIFTH:              Purchase Option; Redemption.

A.   Definitions.           For purposes of this Article FIFTH, the following terms shall have the following definitions:

1.             “PBT” means Solidus Networks, Inc.

2.             “Per Share Exercise Price” means the quotient obtained by dividing the Exercise Price by the number of Subject Securities, on an as-converted to Common Stock basis.

3.             “Exercise Date” means the date upon which PBT notifies the Corporation in writing of the exercise of the PBT Purchase Option as provided in Section (B) of this Article FIFTH, or upon which the Requisite Series A Holders notify the Corporation in writing of the exercise of the Company Redemption Option as provided in Section (B) of this Article FIFTH, as applicable.

4.             “Exercise Price” means the fair market value of the Subject Securities, determined as of the Exercise Date in accordance with the following mechanism. A representative designated by PBT and a representative of the Corporation shall attempt to negotiate a mutually agreeable fair market value within thirty (30) days following the Exercise Date. If the representatives are unable to reach an agreement within such time period, each of the Requisite Series A Holders and the Corporation will at its own cost appoint a nationally recognized investment banking firm as an appraiser of the fair market value of Subject Securities. Each of the investment banking firms shall separately determine, within forty-five (45) days of the end of such thirty (30) day period, the fair market value of the Subject Securities taking into account the fact that the exercise of the PBT Purchase Option or the Company Redemption Option, as applicable, may involve the acquisition of a controlling interest in the Corporation, and further taking into account the presence or absence of non-competition and non-solicitation obligations from the executives of the Corporation and its subsidiaries and from the Corporation’s principal stockholders and the impact of such exercise on any of the material agreements of the Corporation or its subsidiaries. Each of the investment banking firms shall express its valuation as a single number in US dollars. The mid-point of the valuations (the “Mid-Point”) will then be calculated by dividing the sum of the separate valuations by two (2). To the extent that each valuation is within the range that is 10% above or 10% below the

Mid-Point (the “Range”), the Mid-Point shall be used. If either or both of the valuations falls outside of the Range, then the parties shall jointly choose (or if the parties are unable to so jointly choose within three (3) business days, the two appraisers shall choose) a disinterested nationally recognized investment banking firm as a third appraiser, at a cost to be shared on an equal basis between the parties, to complete an appraisal within an additional forty-five (45) days, which appraisal shall be equal to or somewhere between the two prior appraisals and such third appraisal shall be the final and binding determination of the Exercise Price. Notwithstanding the foregoing, the aggregate Exercise Price shall not be less than $20,000,000.

5.             “Option Expiration Time” means the earliest of (a) 11:59 p.m. San Francisco time on April __, 2009, (b) the closing of the sale of all or substantially all of the assets of PBT, and (c) the closing of a merger, consolidation or similar transaction in which the stockholders of PBT as of immediately prior to the transaction do not own a majority of the voting power of the surviving company as of immediately following such transaction.

6.             “Requisite Series A Holders” means the holders of a majority of the then outstanding shares of Series A Preferred Stock.

7.             “Subject Securities” means all of this Corporation’s outstanding equity securities other than the outstanding shares of Series A Preferred Stock.

B.   Grant of Option.

1.             PBT Purchase Option. To the extent permitted by applicable law, PBT is hereby granted an exclusive irrevocable purchase option to purchase any or all of the Subject Securities at a price per share equal to the Per Share Exercise Price (the “PBT Purchase Option”). The PBT Purchase Option may be exercised at any time at or prior to the Option Expiration Time. PBT shall pay an amount equal to the Per Share Exercise Price in cash and in immediately available funds for each such share in the manner specified herein. The PBT Purchase Option, together with the other rights of PBT under this Article FIFTH, may, at PBT’s option, be assigned or otherwise transferred to the Corporation; however, the Purchase Option may not otherwise be assigned, transferred or conveyed.

2.             Company Redemption Option. At the written election of the Requisite Series A Holders, the Corporation shall, subject to applicable restrictions in the DGCL, redeem on the Closing Date all Subject Securities (other than any such Subject Securities purchased by PBT pursuant to the PBT Purchase Option) at a redemption price per share equal to the Per Share Exercise Price (the “Company Redemption Option”). Such redemption shall be in lieu of PBT exercising the PBT Purchase Option in respect of such Subject Securities, and shall be subject to PBT providing the Exercise Price in respect of such Subject Securities to the Corporation in the manner specified herein to allow the Corporation to redeem such Subject Securities. Such funds provided by PBT pursuant to the preceding sentence may only be used to redeem such Subject Securities. Upon the request of PBT at any time prior to the Closing Date, the Corporation will return such funds to PBT. The Company Redemption Option may be exercised at any time at or prior to the Option Expiration Time.

C.   Manner of Exercise. The PBT Purchase Option may be exercised, if at all, at or before the Option Expiration Time by written notice (the “PBT Exercise Notice”) from PBT to the Corporation stating that the PBT Purchase Option is being exercised. The PBT Purchase Option shall be deemed to be exercised as of the date of mailing by first class mail of the PBT Exercise Notice to the Corporation at its principal offices. The Company Redemption Option shall be exercised, if at all, at or before the Option Expiration Time by written notice (the “Redemption Exercise Notice”) from the Requisite Series A Holders to the Corporation stating that the Company Redemption Option is being exercised. The Company Redemption Option shall be deemed to be exercised as of the date of mailing by first class mail of the Redemption Exercise Notice to the Corporation at its principal offices.

D.   Closing.

1.             Closing Date; Cooperation. Except as set forth below, the closing date of the purchase or redemption, as applicable, of the Subject Securities (the “Closing Date”) shall be, with respect to the PBT Purchase Option, a date specified by PBT within five (5) business days after the determination of the Exercise Price, and with respect to the Company Redemption Option, a date specified by the Requisite Series A Holders within five (5) business days after the determination of the Exercise Price, in each case which date specified shall be no later than sixty (60) days after the determination of the Exercise Price in accordance with this Article FIFTH. The Closing Date may be extended by PBT or the Requisite Series A Holders, as applicable, if, in the judgment of PBT or the Requisite Series A Holders, an extension of the Closing Date is necessary to obtain any governmental or third party consent to the purchase or redemption, as applicable, of the Subject Securities or to permit the expiration prior to the Closing Date of any statutory or regulatory waiting period. PBT or the Requisite Series A Holders, as applicable, may extend the Closing Date for the reasons set forth in the preceding sentence by delivering written notice of such extension to the Corporation on or prior to the previously specified Closing Date. The Corporation shall use all commercially reasonable efforts to assist PBT to effect the closing of the PBT Purchase Option and to assist the Requisite Series A Holders to effect the closing of the Company Redemption Option, including without limitation seeking any required third-party or governmental consents, and filing any applications, notifications, registration statements or the like that may be necessary to effect the closing.

2.             Certain Restrictions Following Exercise Date. From the Exercise Date until the Closing Date, the Corporation will not take any of the following actions (or permit any such actions to be taken on its behalf) except with the prior written consent of the Requisite Series A Holders:

(a)           issue any equity securities of any kind, or allow any of its subsidiaries to issue any equity securities of any kind, except that the Corporation may issue Common Stock issuable upon the exercise of Option Securities outstanding as of the date immediately prior to the Exercise Date;

(b)           borrow money, or mortgage, remortgage, pledge, hypothecate or otherwise encumber any of its assets, or allow any of its subsidiaries to borrow money, or mortgage, remortgage, pledge, hypothecate or otherwise encumber any of its assets;

(c)           sell, lease, lend, exchange or otherwise dispose of any of its assets, or allow any of its subsidiaries to sell, lease, lend, exchange or otherwise dispose of any of its assets, other than sales of inventory in the ordinary course of business;

(d)           pay or declare any dividends or make any distributions on or in respect of any shares of its capital stock;

(e)           default or permit any of its subsidiaries to default in its obligations under any material contract, agreement, commitment or undertaking of any kind or enter into or permit any of its subsidiaries to enter into any material contract, agreement, purchase order or other commitment;

(f)            enter into or permit any of its subsidiaries to enter into any other transaction or agreement or arrangement, or incur any liabilities, not in the ordinary course of the Corporation’s business; or

(g)           enter into or materially modify any agreement or arrangement relating to the compensation of any employee, consultant or director.

3.             Payment of Exercise Price. On or before the Closing Date of the PBT Purchase Option, PBT shall deposit the full amount of the Exercise Price with a bank or banks or similar entities designated by PBT (the “Payment Agent”) to pay, on PBT’s behalf, the Exercise Price. On or before the Closing Date of the Company Redemption Option, the Corporation shall deposit the full amount of the Exercise Price with the Payment Agent. Funds deposited with the Payment Agent for payment of the Exercise Price in connection with the PBT Purchase Option shall be delivered in trust for the benefit of the holders of the Subject Securities, and funds delivered to the Payment Agent for payment of the Exercise Price in connection with the Company Redemption Option shall be delivered in trust to the Corporation solely for the purpose of paying the Exercise Price to holders of Subject Securities upon the closing of the Company Redemption Option, and PBT or the Corporation, as applicable, shall provide the Payment Agent with irrevocable instructions to pay, on or after the Closing Date, the Per Share Exercise Price for each Subject Security to the holders of record thereof determined as of the Closing Date. Payment for Subject Securities shall be mailed to each holder at the address set forth in the Corporation’s records or at the address provided by each holder or, if no address is set forth in the Corporation’s records for a holder or provided by such holder, to such holder at the address of the Corporation. As soon as practicable upon PBT’s request, the Corporation shall provide, or shall cause its transfer agent to provide, to PBT or to the Payment Agent, free of charge, a complete list of the record holders of Subject Securities, as of a specified date, including the number of Subject Securities held of record and the address of each record holder as set forth in the records of the

Corporation’s transfer agent.

4.             Duration of Company Redemption Option Following the Closing Date. Following the Closing Date of the Company Redemption Option, each share of Common Stock issuable upon the exercise or conversion of any options, warrants or other convertible securities that remain outstanding after the Closing Date shall, immediately upon issuance, be purchased by PBT, to the extent permitted by applicable law, or if not so permitted, then redeemed by the Corporation at the earliest time that such purchase or redemption is permitted by applicable law, in each case for the Per Share Exercise Price, without interest. Payment for such shares of Common Stock shall be mailed to each holder at the address set forth in the Corporation’s records or at the address provided by each holder or, if no address is set forth in the Corporation’s records for a holder or provided by such holder, to such holder at the address of the Corporation. Transfer of title to PBT or the Corporation, as applicable, to each such share of Common Stock shall be deemed to occur automatically upon the issuance of such share.

E.             Transfer of Title. Transfer of title to all of the Subject Securities and other shares purchased or redeemed pursuant to this Article FIFTH shall be deemed to occur automatically on the Closing Date and thereafter the Corporation shall be entitled to treat PBT or itself, as applicable, as the sole holder of all such Subject Securities and other shares, notwithstanding the failure of any holder thereof to tender the certificates representing such shares to the Payment Agent, whether or not such tender is required or requested by the Payment Agent. The Corporation shall instruct its transfer agent not to accept any such Subject Securities and other shares for transfer on and after the Closing Date. The Corporation shall take all actions reasonably requested by PBT or the Requisite Series A Holders, as applicable, to assist in effectuating the transfer of such Subject Securities and other shares in accordance with this Article FIFTH.

F.             No Conflicting Action. The Corporation shall not take, nor permit any other person or entity within its control to take, any action inconsistent with the rights of PBT or the holders of Series A Preferred Stock under this Article FIFTH. The Corporation shall not enter into any arrangement, agreement or understanding, whether oral or in writing, that is inconsistent with or limits or impairs the rights of PBT or the holders of Series A Preferred Stock and the obligations of the Corporation hereunder, including without limitation any arrangement, agreement or understanding that imposes any obligation upon the Corporation, or deprives the Corporation of any material rights, as a consequence of the exercise of the PBT Purchase Option or the Company Redemption Option or the acquisition of the outstanding Common Stock or other Subject Securities pursuant thereto.

G.            Inspection and Visitation Rights. PBT shall have the right to inspect and copy, on reasonable notice and during regular business hours, the books and records of the Corporation. PBT shall also have the right to designate up to two non-voting representatives, who shall have the right to attend all meetings of the Corporation’s Board of Directors and any committees thereof. Any representative or representatives, if designated in writing by PBT as such, shall receive notice of all meetings of the Corporation’s Board of Directors and each committee thereof, as well as copies of all documents and other materials provided to any directors of the Corporation in connection with any such meeting not later than the time such materials are provided to other directors. Such representative or representatives shall also be provided with copies of all resolutions adopted or proposed to be adopted by unanimous written consent not later than the time such resolutions are provided to other directors. Notwithstanding the foregoing, PBT shall have the inspection and visitation rights set forth in this paragraph only so long as PBT remains either a stockholder or a creditor of WinWin.

SIXTH:          All powers of the Corporation, insofar as the same may be lawfully vested by this Amended and Restated Certificate of Incorporation in the Board of Directors, are hereby conferred upon the Board of Directors of the Corporation. In furtherance and not in limitation of that power, the Board of Directors shall have the power to make, adopt, alter, amend and repeal from time to time By-Laws of the Corporation, subject to the right of the stockholders entitled to vote with respect thereto to adopt, alter, amend and repeal By-Laws made by the Board of Directors.

SEVENTH:      A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived any improper personal benefit. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Any repeal or modification of this Article by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

EIGHTH:        In connection with the exercise of its judgment in determining what is in the best interest of the Corporation and of the stockholders, when evaluating a Business Combination or a proposal by another person or persons to make a Business Combination or a tender or exchange offer, the Board of Directors of the Corporation hereby is expressly authorized to consider, in addition to the adequacy of the consideration to be paid in connection with such transaction, the following factors and any other factors which it deems relevant, including, without limitation: (i) the long term interests of the Corporation’s stockholders, including among other factors, the consideration being offered in relation to (a) the then current market price of the Corporation’s equity securities and the historical range of such prices, (b) the then current value of the Corporation in a freely negotiated transaction, and (c) the Board of Directors’ then estimate of the future value of the Corporation as an independent entity; (ii) the economic, social and legal effects on the Corporation and its subsidiaries, including among other factors, such effects on the Corporation’s employees, customers, creditors, suppliers and the communities in which they operate or are located; (iii) the business and financial condition and earnings prospects of the acquiring person or persons, including, but not limited to, debt service and other existing financial obligations, financial obligations to be incurred in connection with the acquisition, and other likely financial obligations of the acquiring person or persons, and the possible effect of such conditions upon the Corporation, its subsidiaries, and the other elements of the communities in which the Corporation and its subsidiaries operate or are located; and (iv)

the competence, experience and integrity of the acquiring person or persons, and its or their management. For the purposes of this Article, “Business Combination” is defined as (a) a tender or exchange offer for any equity securities of the Corporation, (b) a proposal to merge or consolidate the Corporation with anther company, (c) a proposal to purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation, or (d) a proposal to engage in any other form of business combination with the Corporation.

 [Signature Page Follows]

IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by its [               ], this       day of                , 2006.

WinWin Gaming, Inc.

By:
[Name]
[Title]

WRITTEN CONSENT IN LIEU OF SPECIAL
MEETING OF THE STOCKHOLDERS OF
WINWIN GAMING, INC.

The undersigned, being the record holder of the shares of capital stock of WinWin Gaming, Inc., a Delaware corporation (the “Company”), set below the undersigned’s signature, acting by written consent in lieu of a meeting pursuant to the provisions of Section 228 of the General Corporation Law of the State of Delaware and the bylaws of the Company, hereby waives all notice of time, place and purpose of meeting and adopts and consents to the adoption of the following actions with the same effect as if taken by a vote of the stockholders of the Company at a duly called meeting of the stockholders:

Adoption of Restated Charter

              WHEREAS, the Board of Directors of the Company has approved and adopted an amendment and restatement of the Company’s currently effective Certificate of Incorporation, as amended to date (the “Current Certificate”), in order (i) to provide for a purchase option in favor of Solidus Networks, Inc. (the "Purchase Option"), (ii) to provide a redemption right in favor of the Company with respect to all shares of Company common stock (the  "Redemption Right") (iii) to designate a series of preferred stock as "Series A Preferred Stock," (iv) to authorize an aggregate of 60,000,000 shares of Series A Preferred Stock, (v) to set forth the rights, preferences and privileges of the Series A Preferred Stock, (vi) to increase the number of authorized shares of Company common stock to 750,000,000 and (vii) to make certain additional modifications;

              NOW, THEREFORE, BE IT RESOLVED, that the Current Certificate be, and it hereby is, amended and restated to read in substantially the form attached hereto as Exhibit A (the “Restated Certificate”);

              RESOLVED FURTHER, that the Purchase Option and the Redemption Right are hereby acknowledged and approved in all respects; and

              RESOLVED FURTHER, that the approved officers of the Company be, and they hereby are, authorized and directed to take or cause to be taken, any such actions, to execute such agreements, documents and instruments and to make such filings as may be necessary or appropriate to file the Restated Certificate with the Secretary of State of the State of Delaware and to carry out the intent and accomplish the purpose of the foregoing resolutions, and all such actions hereto fore taken by the officers in connection therewith are hereby ratified and approved.

This written consent shall terminate and cease to be effective upon the valid termination of the Joint Venture Agreement.

[Signature page follows]

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The undersigned has signed this written consent on the date appearing next to the undersigned’s name.

Dated: , 2006
Signature of Stockholder

Printed Name of Stockholder

Name of Person Signing for the Stockholder (If signing in a representative capacity for a corporation, trust, partnership and other entity)

Title of Person Signing for the Stockholder (If signing in a representative capacity for a corporation, trust, partnership and other entity)

Total number of shares owned of record as of the above date:

Common Stock            ____________________

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